SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 2, 2006

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
                 (State or other jurisdiction of incorporation)

               0-19292                                  03-0300793
       (Commission File Number)              (IRS Employer Identification No,)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and 9.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On November 2, 2006, Bluegreen Corporation issued a press release announcing its financial results for the three and nine months ended September 30, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition to financial results determined in accordance with generally accepted accounting principles ("GAAP"), the press release also contains financial information determined by methods other than in accordance with GAAP. The Company's management uses these non-GAAP measures in their analysis of the Company's performance. These non-GAAP measures adjust GAAP income before cumulative effect of change in accounting principle to exclude the impact of the adoption of SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide a comparable basis for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 9.01 Financial Statements and Exhibits

(d) Press Release dated November 2, 2006.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 6, 2006             By:  /S/ ANTHONY M. PULEO
                                         ---------------------------------------
                                         Anthony M. Puleo
                                         Senior Vice President,
                                         Chief Financial Officer and Treasurer

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                                  EXHIBIT INDEX

99.1  Press Release dated November 2, 2006